Hillary CPA Group

Certified Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated February 20, 2014 of Adamas Ventures, Inc. for the period ending January 31, 2014, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: February 20, 2014

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David Lee Hillary, Jr.
5797 East 169th Street, Suite 100
Noblesville, IN 46062
317-222-1416